Exhibit 99.3
Sandler O'Neill & Partners, L.P. West Coast Financial Services Conference March 6, 2007 James J. Giancola President and Chief Executive Officer

IF you're looking for a bank with fat margins and limited competition.......

YOU'RE IN THE WRONG ROOM

Chicago is A CHALLENGING MARKET Inverted yield curve Overheated branch expansion Paying up for deposits Margin pressures

AND ONE MORE THING... Large credit heads south in 2006 +$7.0MM write-off +$5.5MM provision for loan losses in Q4 Reduces net income by $.16 per share in Q4

SO, WHAT'S GOING RIGHT? Branch rationalization in Chicago (closings) Effective Midwest branch strategy Acquisition success and opportunity

2006 GROWTH Income statement Fee income (1) + 31 % Revenue growth + 48% (1) Excludes net loss on securities transactions

UPSIDE OPPORTUNITIES Fundamentals Reduced concentration risk New fee businesses Asset quality Net of our single old relationship problem - NPAs .67% of total assets

BRANCH STRATEGY Build assets per branch $82MM deposits on average at Midwest Bank Focus on specific communities Local bank within a market Affinity for smaller, local business, owner operator, ethnic communities

ACQUISITION STRATEGY 250 potential acquisition candidates in our market Active marketing of smaller banks Fill or expand footprint Match cultures Improve balance and mix of assets, liabilities

EXPANSION OPPORTUNITY Vibrant market with minimal concentration Competitors are pulling back on branch binge Expanded Midwest/Royal team is accelerating growth New acquisition opportunities are plentiful Market consolidating 12 deals in last 12 months